                                                                   Exhibit 2(ii)

                     AMENDMENT TO STOCK PURCHASE AGREEMENT
                          AND PLAN OF REORGANIZATION


     This Amendment (this "Amendment") to Stock Purchase Agreement and Plan of Reorganization (the "Agreement") is entered into as of this ____ day of October, 1996 by and among Software Technology, Inc., a Florida corporation ("STI"); Monogenesis Corporation, a Delaware corporation ("Monogenesis"); Joseph Walker & Sons, Inc., a Delaware corporation ("JWSI"); and the persons listed on Schedule
1.1 that are currently shareholders of STI (collectively referred to as the "Shareholders").

     WHEREAS, the parties have entered into the Agreement under which the Shareholders will exchange their securities in STI for securities in Exigent International, Inc. ("Exigent"), the Holding Company referred to in the Agreement, and register certain of the securities to be issued by Exigent; and

     WHEREAS, the parties desire to amend the Agreement to reflect current share holdings and to change the designation of certain of the proposed classes of stock of Exigent;

     NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, the parties amend the Agreement as follows:

     1. Subject to the terms and conditions set forth in this Amendment and in the Agreement, on the Closing Date (as defined in the Agreement), Exigent shall cause to be issued and delivered to the Shareholders and JWSI the class and the number of shares of its stock and the number of warrants set forth opposite their names on Schedule 1.1, which is attached hereto and made a part hereof, in exchange for which the Shareholders and JWSI shall deliver to Exigent all of the issued and outstanding stock and warrants of STI.

     2. The capitalization of Exigent described in the Agreement shall be changed. Exigent shall have three classes of stock authorized: Common Shares, Class B Common Shares and Preferred Shares as well as common stock purchase warrants as described in the Agreement. In addition, Exigent shall designate 5,000,000 of the authorized Preferred Shares, Class A Preferred Shares. All references to "Class B Common Shares" in the Agreement shall be amended to read "Class A Preferred Shares" and all references to "Class D Common Shares" shall be amended to read "Class B Common Shares."

     3. All other provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Stock Purchase Agreement and Plan of Reorganization to be executed and delivered on the date first above written.

                                       SOFTWARE TECHNOLOGY, INC.



                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------


                                       MONOGENESIS CORPORATION


                                       By:
                                          --------------------------------
                                          Scot D. Walker, President


                                       JOSEPH WALKER AND SONS


                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------


                                       THE SHAREHOLDERS

                                       Software Technology, Inc. Restated
                                       Employee Stock Ownership Plan and
                                       Trust Agreement


                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------



                                       -----------------------------------
                                       Dean W. Boley



                                       -----------------------------------
                                       Daniel J. Stark

                                       -----------------------------------
                                       Don F. Riordan, Jr.



                                       -----------------------------------
                                       Rudiger D. Lichti



                                       -----------------------------------
                                       Thomas O. Chewning, Jr.



                                       -----------------------------------
                                       James A. Traficant



                                       -----------------------------------
                                       Jack D. Daily



                                       -----------------------------------
                                       William K. Presley



                                       -----------------------------------
                                       Kenneth E. Zepf



                                       -----------------------------------
                                       Jeffrey C. Clift



                                       -----------------------------------
                                       David R. Reading



                                       -----------------------------------
                                       Donald M. McKay



                                       -----------------------------------
                                       Gregory W. Saunders

                                 SCHEDULE 1.1

      HOLDING COMPANY STOCK AND WARRANTS TO BE ISSUED TO STI SHAREHOLDERS
      -------------------------------------------------------------------



                            RESTRICTED          REGISTERED            CLASS B         REGISTERED
          NAME             COMMON SHARES       COMMON SHARES       COMMON SHARES       WARRANTS
----------------------------------------------------------------------------------------------------
Dean W. Boley                       414,870            138,290             110,632            74,610
----------------------------------------------------------------------------------------------------
Daniel J. Stark                     414,322            138,108             110,486            74,514
----------------------------------------------------------------------------------------------------
Don F. Riordan, Jr.                 193,342             64,448              51,558            34,770
----------------------------------------------------------------------------------------------------
Rudiger D. Lichti                   190,102             63,368              50,694            34,188
----------------------------------------------------------------------------------------------------
Thomas O. Chewning, Jr.              46,316             15,439              12,351             8,328
----------------------------------------------------------------------------------------------------
James A. Traficant                   33,150             11,050               8,840             5,964
----------------------------------------------------------------------------------------------------
Jack D. Daily                        10,076              3,359               2,687             1,812
----------------------------------------------------------------------------------------------------
William K. Presley                    8,734              2,911               2,329             1,572
----------------------------------------------------------------------------------------------------
Kenneth E. Zepf                       8,066              2,689               2,151             1,452
----------------------------------------------------------------------------------------------------
Jeffrey C. Clift                      6,679              2,226               1,781             1,200
----------------------------------------------------------------------------------------------------
David R. Reading                      5,351              1,784               1,427               960
----------------------------------------------------------------------------------------------------
Donald M. McKay                       3,750              1,250               1,000               672
----------------------------------------------------------------------------------------------------
Gregory W. Saunders                   1,867                623                 498               336
----------------------------------------------------------------------------------------------------
ESOP                                    -0-          1,704,430             340,886           229,896
----------------------------------------------------------------------------------------------------
     TOTAL                        1,336,625          2,149,975             697,320           470,274
----------------------------------------------------------------------------------------------------